            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights," "Independent Registered Public Accounting Firm," "Portfolio Holdings Disclosure Policy" and "Audited Financial Statements," and to the use of our report dated January 28, 2005 on the 2004 financial statements of Money Market Fund, Large Cap Equity Index Fund, Small Cap Equity Index Fund, International Equity Index Fund, Bond Fund, and Stock and Bond Balanced Fund, comprising the State Farm Variable Product Trust and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-22467) and in Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-08073).




/s/ ERNST & YOUNG LLP


Chicago, Illinois
April 28, 2005